Exhibit 10.2(a)


                EXCERPT FROM RESOLUTIONS APPROVING AMENDMENTS TO
                        THE 1997 LONG-TERM INCENTIVE PLAN


     WHEREAS, it has been recommended to this Committee that revisions be made to the 1997 Long-Term Incentive Plan as set forth on Schedule A hereto, including to rename the Plan with reference to 2001, rather than 1997; to permit participation by part-time employees; to update and clarify the Plan provision regarding shares available for delivery under the Plan; to reduce the minimum deferral period for Deferred Stock Units from two years to one year; and to confirm the continuation of the Plan as so amended;

     WHEREAS, the Committee is empowered to approve and give final effect to the foregoing amendments under Section 13 of the Plan and applicable law....

     NOW THEREFORE, BE IT RESOLVED, that the aforesaid revisions to the Plan be, and they hereby are, approved and that the terms and provisions of the Plan be amended substantially as indicated by underlined text on Schedule A attached hereto and hereby made a part hereof, said revisions and amendments to be effective as of 20 September 2000;

     RESOLVED FURTHER, that the proper officers of the Company be, and they each hereby are, authorized and empowered, in the name and on behalf of the Company, to make, execute, and deliver such instruments, documents, and certificates and to do and perform such other acts and things as may be necessary or appropriate to accomplish the amendment of the Plan including without limitation making such additional revisions, if any, in the Plan as may be required, in their discretion and upon advice of counsel to the Company, for compliance with applicable law or by the Internal Revenue Service for continued achievement of intended, or in order to avoid adverse tax consequences to the Company,
Participating Subsidiaries and/or Participants in the Plan....

     RESOLVED FURTHER, that the officers of this Company be, and each of them hereby is, authorized and directed to do and perform all things, and to take or cause to be taken such other action, as such officers deem necessary, advisable or appropriate to carry out the intent and accomplish the purpose of the foregoing resolutions.

                                      APCI MANAGEMENT DEVELOPMENT
                                      AND COMPENSATION COMMITTEE

                                      20 September 2000


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                                   SCHEDULE A

                        AIR PRODUCTS AND CHEMICALS, INC.
                         2001 LONG-TERM INCENTIVE PLAN,
              PREVIOUSLY KNOWN AS THE 1997 LONG-TERM INCENTIVE PLAN
              -----------------------------------------------------

Plan Provisions Proposed to be Amended Effective 20 September 2000

  3.  Eligibility for Participation

     Participation in the Plan shall be limited to executives or other key employees (including officers and directors who are also employees) of the Company and its Participating Subsidiaries who are determined by the Committee to have a substantial opportunity to influence the long-term growth of the Company or Participating Subsidiaries. Employees who participate in other incentive or benefit plans of the Company or any Participating Subsidiary may also participate in this Plan. As used herein, the term "employee" shall mean any person employed full- or part-time by the Company or a Participating Subsidiary on a salaried basis, and the term "employment" shall mean full- or part-time salaried employment by the Company or a Subsidiary.

  4.  Stock Available for Plan Awards

     The shares that may be delivered upon exercise, in payment or in respect of stock options, stock appreciation rights, performance units, and deferred stock units granted under the Plan for, during, or in respect of Fiscal Year 1997 and later years, shall not exceed in the aggregate, 12,000,000 shares of common stock of the Company ("Common Stock") if such shares delivered are from authorized but unissued Common Stock reserved for this purpose by the Board of Directors, such number to be subject to adjustment as provided in Section 11. Unless otherwise required for awards under the Plan to qualify for the exemption from Section 16(b) of the Act provided by Rule 16b-3 thereunder, or by the rules of the New York


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Stock Exchange or any stock exchange on which Common Stock may be listed, there shall be no limit on the number of shares of Common Stock which may be delivered for this purpose from shares of authorized and issued Common Stock reacquired by the Company and held in its treasury or held under the Company's Flexible Employee Benefits Trust. Any share subject to a Plan award which for any reason expires, is forfeited, or terminates unexercised may again be subject to an award subsequently granted under the Plan, but shares subject to an award which are not issued or delivered as a result of the exercise or payment of a related award shall not again be available for issuance under the Plan regardless of the form in which such award was paid.

                                     o o o

  6.  Stock Options

        (d)  Termination of Employment or Death.

               (ii) Except as provided in clause (i) of this Section 6(d), if prior to the expiration or cancellation of any Stock Option, the Participant ceases to be employed by the Company or a Subsidiary for any reason, any unexercised portion of his or her outstanding Option shall automatically terminate unless the Committee, in its sole discretion, shall determine otherwise, and except that when the Participant's employment has ceased due to a leave of absence, such Participant's Stock Option shall be treated in accordance with guidelines for such situations established by the Committee

                                     o o o

  9.  Deferred Stock Units

         (b) Deferral Period. Except as otherwise provided in Section 9(c), payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period applicable to such Units, the duration of Which Deferral Period shall be fixed by the Committee at the time of grant of such Deferred Stock Units. Deferral Periods shall be no less than one year.

         (c)  Termination of Employment or Death.

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               (i) If during a Deferral Period a Participant's employment with the Company or a Subsidiary is terminated for any reason other than Retirement, Disability or death, such Participant shall forfeit his or her Deferred Stock Units which would have matured or been earned at the end of such Deferral Period, unless the Committee determines in its discretion that such Deferred Stock Units should be paid at the end of such Deferral Period or, notwithstanding any other provision of the Plan, on some accelerated basis.

               (ii) Unless otherwise specified by the Committee in the applicable Deferred Stock Units agreement, a Participant whose employment with the Company or a Subsidiary terminates during a Deferral Period due to Retirement or Disability or, in the case of his or her death before or after Retirement or Disability, such Participant's Designated Beneficiary or, if none, his or her legal representative, shall receive payment in respect of such Participant's Deferred Stock Units which would have matured or been earned at the end of such Deferral Period, at such time and in such manner as if the Participant were still employed (and living) at the end of the Deferral Period or, notwithstanding any other provision of the Plan, on such accelerated basis as the Committee may determine.

                                     o o o

14.  Effective Date, Amendment and Restatement, and Term of the Plan

     This Plan, previously denominated the "Air Products and Chemicals, Inc. 1990 Long-Term Incentive Plan," became effective for the Fiscal Year commencing October 1, 1989 for awards to be made for the Fiscal Year commencing October 1, 1989 and for Fiscal Years thereafter and was continued in effect indefinitely until terminated, amended, or suspended as permitted by its terms, following approval by a majority of those present at the January 26, 1989 annual meeting of shareholders of the Company and entitled to vote thereon. Following approval by the holders of a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of shareholders, the Plan, as amended and restated in the proxy statement for such annual meeting of shareholders, has continued and, as amended

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as set forth herein and as permitted by Section 13 by action of the Committee effective as of September 20, 2000, will continue in effect indefinitely for awards to be made for the Fiscal Year commencing October 1, 2000 and for Fiscal Years thereafter, until terminated, amended, or suspended as permitted under Section 13.

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